OHR Pharmaceutical, Inc. S-3

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 22, 2014 with respect to the audited consolidated financial statements of OHR Pharmaceutical, Inc. for each of three years in the period ended September 30, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

January 5, 2015